UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014

DRONE AVIATION HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11653 Central Parkway, Jacksonville, FL 32224
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (904) 245-1788

9521-B Riverside Parkway, #134, Tulsa, Oklahoma 74137
(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 27, 2014, the Company accepted subscriptions for an aggregate of 1,100,333 shares (the “Shares”) of the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), each of which is convertible into one (1) share of Common Stock, with such rights and designations as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock, attached as an exhibit to this Current Report (the “Series F Certificate of Designation”) in a private placement (the “Private Placement”) of up to $1,500,000 of its securities to certain accredited investors (the “Investors”) at a purchase price of $0.75 per Share pursuant to subscription agreements (the “Subscription Agreements”) for an aggregate purchase price of $825,250.

The Company agreed with the Investors not to issue any shares of common stock or securities exercisable or convertible into shares of common stock of the Company for a price lower than $0.75 per share for a period of 24 months from the closing of the Private Placement without the consent of the Investors, subject to certain customary exceptions.   Each share of the Series F Preferred Stock is convertible into one (1) share of Common Stock and has a stated value of $0.0001.  The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions.   The Company is prohibited from effecting the conversion of the Series F Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 3.33% (provided that certain Investors elected to block their beneficial ownership at 4.99%), in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series F Preferred Stock (the “Beneficial Ownership Limitation”).  Each share of the Series F Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock such share is convertible into at such time, but not in excess of the Beneficial Ownership Limitation.

The Shares of Series F Preferred Stock issued to investors in the Private Placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.  Certificates representing these Shares will contain a legend stating the restrictions applicable to such Shares.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 is incorporated by reference herein.

The transactions did not involve any underwriters, underwriting discounts or commissions, or any public offering.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and/or Rule 506 thereunder, as a transaction by an issuer not involving a public offering.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The information set forth in Items 1.01 and 3.02 is incorporated by reference herein.

On August 27, 2014, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock authorizing the issuance of up to 2,000,000 shares of Series F Preferred Stock.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.  The following exhibits are filed with this Report:

Exhibit Number	Description
3.1	Certificate of Designation of Series F Preferred Stock filed with the Nevada Secretary of State on August 27, 2014

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drone Aviation Holding Corp.
(Registrant)

Date: August 27, 2014	By:	/s/ Kendall Carpenter
Kendall Carpenter
Title: Chief Financial Officer

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